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GMO Trust
FYE 2/28/2018
Annual Expense Ratios

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Fund Name                        Core  Class 3 Class 4 Class 6
---------                        ----  ------- ------- -------
GMO Alpha Only Fund.............                0.62%
GMO Asset Allocation Bond Fund..                        0.31%
GMO Core Plus Bond Fund.........                0.24%
GMO Emerging Country Debt Fund..                0.48%
GMO Emerging Markets Fund.......                        0.78%
GMO Implementation Fund......... 0.04%
GMO International Equity Fund...                0.59%
GMO Opportunistic Income Fund...                        0.47%
GMO Quality Fund................                        0.39%
GMO Risk Premium Fund...........                        0.51%
GMO SGM Major Markets Fund......                        0.91%
GMO Special Opportunities Fund..                        1.21%
GMO U.S. Equity Allocation Fund.                        0.37%
GMO U.S. Treasury Fund.......... 0.00%
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